                                                                     EXHIBIT 2.2

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:                                  :            Jointly Administered
PILLOWTEX, INC., a Delaware             :            Case No. 00-4211 (SLR)
corporation, et al.,                    :            Chapter 11
           Debtors.                     :            Jointly Administered
                                        :
-------------------------------------   :
                                        :

     AMENDED AND RESTATED MODIFICATION TO THE SECOND AMENDED JOINT PLAN OF
       REORGANIZATION OF PILLOWTEX CORPORATION AND ITS DEBTOR SUBSIDIARIES
       -------------------------------------------------------------------

                                           WILLIAM H. SUDELL, JR. (DE 463)
                                           ERIC D. SCHWARTZ (DE 3134)
                                           MORRIS, NICHOLS, ARSHT & TUNNELL
                                           1201 North Market Street
                                           P.O. Box 1347
                                           Wilmington, Delaware 19899-1347
                                           (302) 658-9200

                                                      - and -


                                           DAVID G. HEIMAN (OH 0038271)
                                           JONES, DAY, REAVIS & POGUE
                                           North Point 901 Lakeside Avenue
                                           Cleveland, Ohio 44114
                                           (216) 586-3939

                                           GREGORY M. GORDON (TX 08435300)
                                           HENRY L. GOMPF (TX 08116400)
                                           SHARON A. ALEXANDER (TX 00998580)
                                           DANIEL P. WINIKKA (TX 00794873)
                                           JONES, DAY, REAVIS & POGUE
                                           2727 North Harwood Street
                                           Dallas, Texas 75201 (214) 220-3939

May 1, 2002                                ATTORNEYS FOR DEBTORS AND
                                           DEBTORS IN POSSESSION

     Subject to approval by the Bankruptcy Court and pursuant to this Amended and Restated Modification to the Second Amended Joint Plan of Reorganization of Pillowtex Corporation and Its Debtor Subsidiaries dated March 6, 2002 (the "Plan"), the Debtors effect the following changes to the Plan:

Modifications to the Plan

     Section II.A.3 of the Plan is hereby amended in its entirety to read as follows:

     "3. Class 4, Divisions 4A, 4B, 4C, 4D, 4E, 4F, 4G and 4H (Other Secured Claims): Secured Claims against any Debtor that are not otherwise classified in this Article II are included in Class 4, which is divided into eight separate Divisions, each of which is unimpaired. The eight Divisions are: (a) Division 4A, consisting of Secured Claims against any Debtor pertaining to any mechanics' lien asserted by R. Phillips Construction; (b) Division 4B, consisting of Secured Claims against any Debtor pertaining to any mechanics' lien asserted by Smith Gray Electric; (c) Division 4C, consisting of Secured Claims against any Debtor pertaining to any mechanics' lien asserted by Southern
Mechanical Services; (d) Division 4D, consisting of Secured Claims against any Debtor pertaining to any mechanics' lien asserted by Adams Electric; (e) Division 4E, consisting of Secured Claims against any Debtor pertaining to any mechanics' lien asserted by Sander Brothers; (f) Division 4F, consisting of Secured Claims against any Debtor arising under or evidenced by Debtor Opelika Industries, Inc.'s Promissory Note, dated December 29, 1995, payable to General Electric Capital Corporation; (g) Division 4G, consisting of Secured Claims, if any, against any Debtor arising under the MESA; and (h) Division 4H, consisting of other Secured Claims not otherwise classified in this Article II, including in Divisions 4A through 4G."

                                    * * * * *

     Section II.B.2 of the Plan is hereby deleted in its entirety.

                                    * * * * *

     Section III.B.3 of the Plan is hereby amended in its entirety to read as follows:

     "3. Class 4, Division 4A, 4B, 4C, 4D, 4E, 4F, 4G and 4H Claims (Other Secured Claims) are Unimpaired. Except as may be otherwise agreed by the respective holder and Debtor, on the Effective Date, (a) each holder of an Allowed Claim in Divisions 4A, 4B, 4C, 4D, 4E and 4H will receive cash in an amount equal to the amount of the Allowed Claim and (b) each holder of an Allowed Claim in Division 4F will receive, in full satisfaction of the Allowed Claim, the treatment provided for in the Stipulation and Agreed Order Regarding Secured Claim of General Electric Capital Corporation signed by the Bankruptcy Court on November 16, 2001. If the Bankruptcy Court rules that (i) the MESA is a financing arrangement, then on the later of the Effective Date or the date that the Bankruptcy Court rules, unless otherwise agreed by a Claim holder and each applicable Debtor, each holder of an Allowed Claim in Division 4G will receive, in full satisfaction of its Allowed Claim, cash equal to the value of the collateral securing the Allowed Claim (but only to the extent the holder has a valid, enforceable lien on such collateral) and an Unsecured Claim (to be included in Class 6) for the remainder of the Allowed Claim amount or (ii) the MESA is a true lease, there will be no Secured Claim with respect to the MESA and the MESA will be treated as an Unexpired Lease pursuant to Article V."

                                    * * * * *

     Section III.C.2 of the Plan is hereby deleted in its entirety.

                                    * * * * *

     Section IV.B.3 of the Plan is hereby amended to add the following to the end thereof:

"Prior to the merger of Pillowtex with and into New Pillowtex as contemplated by this Section IV.B.3, at the option of Pillowtex, (A) there may be formed a new Delaware corporation, (B) the stockholder or stockholders of such corporation may be a person or persons other than Pillowtex Entities, (C) the director or directors and stockholder or stockholders of such corporation will take such actions as are necessary to form such corporation, to adopt the Equity Incentive Plan and to effect the transaction contemplated by this Section IV.B.3 but will not permit such corporation to transact any other business, (D) following the taking of such actions, such corporation will merge with and into New Pillowtex, with New Pillowtex being the surviving corporation in the merger, and (E) New Pillowtex will thereupon assume by operation of law the Equity Incentive Plan."

                                    * * * * *

     Section IV.B of the Plan is hereby amended to add the following to the end thereof:

     "4. Subsidiary Restructuring Transactions

     On or before the Effective Date, the following Restructuring Transactions involving Pillowtex Subsidiary Debtors will be consummated:

     a. the merger of Bangor Investment Company and Moore's Falls Corporation with and into Downeast Securities Corporation, with Downeast Securities Corporation being the surviving corporation;

     b. the subsequent merger of Crestfield Cotton Company, Amoskeag Management Corporation and Downeast Securities Corporation with and into Fieldcrest Cannon, Inc., with Fieldcrest Cannon, Inc. being the surviving corporation;

     c. the merger of Leshner of California, Inc. and The Leshner Leasing Corporation (a non-Debtor Subsidiary) with and into The Leshner Corporation, with The Leshner Corporation being the surviving corporation;

     d. the merger of Fieldcrest Cannon Transportation, Inc. with and into Fieldcrest Cannon SF, Inc., with Fieldcrest Cannon SF, Inc. being the surviving corporation and changing the surviving corporation's name to Fieldcrest Cannon Transportation, Inc.; and

     e. Manetta Home Fashions, Inc. will change its name to FC Online, Inc."

                                    * * * * *

     Each of Section IV.E.2.d and XI.B.2 of the Plan is hereby amended to add the following to the end thereof:

"To the extent any release is limited to those voting in favor of the Plan, any injunction relating to such release shall be similarly limited to those voting in favor of the Plan."

                                    * * * * *

     Section VI.B of the Plan is hereby amended to add the following proviso to the end of the penultimate sentence thereof:

"; provided, however, that Bank of America and Reorganized Pillowtex may agree that Bank of America will not so act as Disbursing Agent, in which case Bank of America will deliver to a Third-Party Disbursing Agent identified by Reorganized Pillowtex all data files maintained by Bank of America (or copies thereof) as may be necessary to permit such Third-Party Disbursing Agent to make distributions to holders of Class 5 Claims and will otherwise cooperate with Reorganized Pillowtex and such Third-Party Disbursing Agent to the extent necessary to efficiently effect such distributions."

                                    * * * * *

     Section VI.B of the Plan is hereby amended to add the following proviso to the end of the last sentence thereof:

"; provided, however, that, with respect to any such series of indebtedness, the applicable Indenture Trustee and Reorganized Pillowtex may agree that such Indenture Trustee will not so act as Disbursing Agent, in which case such Indenture Trustee will deliver to a Third-Party Disbursing Agent identified by Reorganized Pillowtex all data files maintained by such Indenture Trustee (or copies thereof) as may be necessary to permit such Third-Party Disbursing Agent to make distributions to holders of Claims in respect of such indebtedness and will otherwise cooperate with Reorganized Pillowtex and such Third-Party Disbursing Agent to the extent necessary to efficiently effect such distributions."

                                    * * * * *

     Exhibit IV.C.2 to the Plan (Initial Board of Directors and Officers of Reorganized Pillowtex Debtors) is hereby amended in its entirety to read as attached hereto as Exhibit A.
                   ---------

                                    * * * * *

     Exhibit IV.C.3 to the Plan (Equity Incentive Plan, Employment Agreements and Other Employee Benefit Plans) is hereby amended in its entirety to read as attached hereto as Exhibit B.
                   ---------

Dated:     May 1, 2002                  Respectfully submitted,


                                        PILLOWTEX CORPORATION (for itself and on behalf of the Subsidiary Debtors)


                                        By: /s/ ANTHONY T. WILLIAMS
                                           -------------------------------------
                                           Anthony T. Williams, President and
                                           Chief Operating Officer

COUNSEL:

     WILLIAM H. SUDELL, JR. (DE 463)
     ERIC D. SCHWARTZ (DE 3134)
     MORRIS, NICHOLS, ARSHT & TUNNELL
     1201 North Market Street
     P.O. Box 1347
     Wilmington, Delaware 19899
     (302) 658-9200

     DAVID G. HEIMAN (OH 0038271)
     JONES, DAY, REAVIS & POGUE
     North Point
     901 Lakeside Avenue
     Cleveland, Ohio 44114
     (216) 586-3939

     - and -

     GREGORY M. GORDON (TX 08435300)
     HENRY L. GOMPF (TX 08116400)
     SHARON A. ALEXANDER (TX 00998580)
     DANIEL P. WINIKKA (TX 00794873)
     JONES, DAY, REAVIS & POGUE
     2727 North Harwood Street
     Dallas, Texas 75201 (214) 220-3939


     ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

                                    EXHIBIT A

                                 Exhibit IV.C.2*
                                 ---------------

          INITIAL BOARD OF DIRECTORS AND OFFICERS OF REORGANIZED
                                PILLOWTEX DEBTORS

     The Debtors have engaged the services of the executive search firm of Russell Reynolds Associates to identify potential directors and a chief executive officer for Reorganized Pillowtex, as described in "Operations During the Reorganization Cases -- Case Administration and Related Activities -- Retention of Financial Advisors and Other Consultants" in the Disclosure Statement. As described in "Reorganized Pillowtex -- Management -- Reorganized Pillowtex Board of Directors" in the Disclosure Statement, one of the directors will be an officer of Reorganized Pillowtex and a process has been established for selecting the remaining directors for Reorganized Pillowtex. Two individuals have been selected to serve as directors in Class I pursuant to this process. The chief executive officer, when hired, will be the officer of Reorganized Pillowtex designated to serve on the board of directors. No individual has yet been selected to serve as chief executive officer. Accordingly, the search for four directors and a chief executive officer for Reorganized Pillowtex is continuing.

     The executive officers of Pillowtex are identified below and are presently expected to serve as executive officers of Reorganized Pillowtex on the Effective Date:

----------------------
* All capitalized terms in this Exhibit not otherwise defined herein have the same meanings given in the Plan.

Name                   ge     Anticipated Position with Reorganized Pillowtex
----                   --     -----------------------------------------------
Anthony T. Williams    55   President and Chief Operating Officer
Michael R. Harmon      54   Executive Vice President and Chief Financial Officer
Scott E. Shimizu       48   Executive Vice President - Sales & Marketing
A. Allen Oakley        48   Executive Vice President - Manufacturing
Richard A. Grissinger  58   Senior Vice President - Marketing
Richard L. Dennard     53   Senior Vice President - Purchasing and Logistics
Deborah G. Poole       47   Vice President and Chief Information Officer
Donald Mallo           52   Vice President - Human Resources
John F. Sterling       38   Vice President, General Counsel and Secretary
Henry T. Pollock       61   Vice President and Treasurer
Thomas D. D'Orazio     43   Vice President and Corporate Controller
John Wahoski           49   Vice President Financial and Operational Analysis

     The following individuals are presently expected to serve as directors of Reorganized Pillowtex on the Effective Date:

Class       Name                          Business History
-----       ----                          ----------------
  I   Bradley I. Dietz  Bradley I. Dietz has served as Managing Director and
                        Partner of Peter J. Solomon Company, Ltd., an investment banking company, since 2001. From 1991 until 2001, Mr.
                        Dietz served as managing director of the Institutional
                        Recovery Management Group of Citibank, N.A.
                        ("Citibank"), and from 1987 until 1990, he served as Vice President of the Mergers and Acquisitions Group of
                        Citibank. Prior to joining Citibank, Mr. Dietz served as
                        Vice President-Corporate Finance Department of Bankers
                        Trust Company from 1984 until 1987.

  I   Jeffrey J. Keenan J. Keenan has served as Chairman of the Board of IESI
                        Corporation, a multi-regional solid waste company, since 1995. Since 2000, Mr. Keenan served as Chairman of Board of Atipa Corporation, a network and systems management provider, and from April 2000 until May 2001, he served as Interim Executive Officer. From 1985 until 1994, Mr. Keenan served as a director for various private equity funds, including UBS Capital LLC, WSW Fund L.P., Acadia Partners, L.P. and AEA Investors Inc. Mr. Keenan is also a director of Drugtest, Inc., Primary Service Group, Inc. and Choctaw Maid Farms, Inc.

  I   Kenneth Liang     Kenneth Liang has served as Managing Director-Distressed
                        Debt of Oaktree since June 2001, and from 1995 until June 2001, he served as General Counsel of Oaktree. From
                        1992 until 1995, Mr. Liang served as Senior Vice
                        President-Special Credit Funds of TCW. Prior to joining
                        TCW, Mr. Liang served as Senior Corporate Counsel for
                        Dole Food Company, Inc. ("Dole"), the largest producer and marketer of fresh food products, and prior to serving with Dole, he was an associate with the law firm of O'Melveny & Myers.


 II   Chief Executive   If hired by Pillowtex prior to the Effective Date, the
      Officer of        chief executive officer will begin serving his or her
      Reorganized       term as a director on the Effective Date. If a chief
      Pillowtex         executive officer has not been hired prior to the
                        Effective Date, Ralph La Rovere, the current Chairman of the Board of Pillowtex, will serve as a director on an interim basis until a chief executive officer is hired, at which time Mr. La Rovere will resign and the vacancy thereby created will be filled by the remaining directors with the chief executive officer.


 II   Bruce A. Karsh    Bruce A. Karsh is a co-founder and currently President
                        of Oaktree Capital Management, LLC, a private investment fund ("Oaktree"), and he has been the Portfolio Manager of the distressed debt fund of Oaktree since 1987. Prior to joining Oaktree, Mr. Karsh served as Managing
                        Director of the Trust Company of the West and its affiliate, TCW Asset Management Company ("TCW"). Prior to joining TCW, Mr. Karsh served as Assistant to the Chairman of Sun Life Insurance and SunAmerica, and he was an associate with the law firm of O'Melveny and Myers.

III  Mariusz J. Mazurek  Mariusz J. Mazurek, CFA, has served as Senior Vice
                         President of Oaktree since 1995. From 1992 until 1995, Mr. Mazurek served as Assistant Vice President-Special Credit Funds of TCW. Prior to joining TCW, Mr. Mazurek was an investment analyst for Fred Alger Management, Columbia Savings and Loan and Zenith Insurance Company.

III  James P. Seery, Jr. James P. Seery, Jr. has served as Senior Vice
                         President, High-Yield Group of Lehman Brothers, Inc., an investment banking company, since 1999. From 1995 until 1999, Mr. Seery was an attorney with the law firm of Phillips Nizer Benjamin Krim & Ballon, practicing in the field of restructuring transactions. From 1989 to 1995, Mr. Seery was an attorney with the law firm of Cadwalader, Wickersham & Taft, practicing in the field of restructuring transactions.

     Each of Messrs. Karsh, Liang, Seery and Mazurek will serve on an interim basis pending selection of directors pursuant to the process described above. Upon the selection of each director pursuant to such process, one of the directors serving on an interim basis will resign and the vacancy thereby created will be filled by action of the remaining directors with the selected individual.

     Except as otherwise set forth for certain Debtor Subsidiaries set forth below, the officers and directors of each Debtor Subsidiary that is a corporation are identified below and are presently expected to serve as officers and directors of each Reorganized Debtor Subsidiary that is a corporation on the Effective Date:

     Directors
     ---------
     Anthony T. Williams
     John F. Sterling

     Officers
     --------
     Anthony T. Williams   President and Chief Operating Officer
     Michael R. Harmon     Executive Vice President and Chief Financial Officer
     Henry T. Pollock      Vice President and Treasurer
     John F. Sterling      Vice President, General Counsel and Secretary
     Eric J. Blough        Assistant Secretary

     In addition to the above mentioned officers, the following individuals serve as officers for Encee, Inc. and are presently expected to serve as officers on the Effective Date:

     Officers
     --------
     Sherry B. Dendy       Controller and Assistant Secretary
     Donald Mallo          Vice President - Human Resources

     In addition to the above mentioned officers, the following individuals serve as officers for Fieldcrest Cannon, Inc. and are presently expected to serve as officers on the Effective Date:

     Officers
     --------
     Donald Mallo          Vice President - Human Resources
     Scott E. Shimizu      Executive Vice President - Sales & Marketing
     A. Allen Oakley       Executive Vice President - Manufacturing
     Richard A. Grissinger Senior Vice President - Marketing
     Deborah G. Poole      Vice President and Chief Information Officer
     Richard L. Dennard    Senior Vice President - Purchasing and Logistics

     In addition to the above mentioned officers, the following individuals serve as officers for The Leshner Corporation and are presently expected to serve as officers on the Effective Date:

     Officers
     --------
     A. Allen Oakley       Executive Vice President - Manufacturing
     Richard L. Dennard    Senior Vice President - Purchasing

     The following individuals serve as officers and directors for PTEX Holding Company and are presently expected to serve as officers and directors on the Effective Date:

     Directors
     ---------
     Darrell L. Jones
     Stephen D. Chanslor
     Norman J. Shuman

     Officers
     --------
     Dan J. Protokowitz    President
     Darrell L. Jones      Vice President and Treasurer
     Stephen D. Chanslor   Vice President and Secretary

     The following individuals serve as officers and directors for Fieldcrest Cannon Financing, Inc. and are presently expected to serve as officers and directors on the Effective Date:

     Directors
     ---------
     Darrell L. Jones
     Stephen D. Chanslor
     Norman J. Shuman

     Officers
     --------
     Dan J. Protokowitz    President
     Darrell L. Jones      Vice President and Treasurer
     Stephen D. Chanslor   Vice President and Secretary

                  The following individuals serve as officers and managers of FCI Corporate LLC and are presently expected to serve as officers and managers of Reorganized FCI Corporate LLC on the Effective Date:

     Managers
     --------
     Anthony T. Williams
     John F. Sterling

     Officers
     --------
     Anthony T. Williams   President and Chief Operating Officer
     Michael R. Harmon     Executive Vice President and Chief Financial Officer
     Henry T. Pollock      Vice President and Treasurer
     John F. Sterling      Vice President, General Counsel and Secretary
     Eric J. Blough        Assistant Secretary

     The following individuals serve as officers and managers of FCI Operations LLC and are presently expected to serve as officers and managers of Reorganized FCI Corporate LLC on the Effective Date:

     Managers
     --------
     Anthony T. Williams
     John F. Sterling

     Officers
     --------
     Anthony T. Williams   President and Chief Operating Officer
     Scott E. Shimizu      Executive Vice President-- Sales & Marketing
     A. Allen Oakley       Executive Vice President-- Manufacturing
     Michael R. Harmon     Executive Vice President and Chief Financial Officer
     Richard A. Grissinger Senior Vice President-- Marketing
     Richard L. Dennard    Senior Vice President-- Purchasing and Logistics
     Deborah G. Poole      Vice President and Chief Information Officer
     Henry T. Pollock      Vice President and Treasurer
     John F. Sterling      Vice President, General Counsel and Secretary
     Donald Mallo          Vice President-- Human Resources
     Eric J. Blough        Assistant Secretary

     The following individuals and entity serve as officers, resident trustee and managing trustees of Pillowtex Management Services Company and are presently expected to serve as officers, resident trustee and managing trustees of Reorganized Pillowtex Management Services Company on the Effective Date:

     Managing Trustees
     -----------------
     Anthony T. Williams
     John F. Sterling

     Resident Trustee
     ----------------
     PNC Bank, Delaware

     Officers
     --------
     Anthony T. Williams   President and Chief Operating Officer
     Michael R. Harmon     Executive Vice President and Chief Financial Officer
     Scott E. Shimizu      Executive Vice President-- Sales & Marketing
     Richard L. Dennard    Senior Vice President-- Purchasing
     John F. Sterling      Vice President, General Counsel and Secretary
     Henry T. Pollock      Vice President and Treasurer
     Donald Mallo          Vice President-- Human Resources
     Eric J. Blough        Assistant Secretary

                                    EXHIBIT B

                                 Exhibit IV.C.3*
                                 ---------------

             EQUITY INCENTIVE PLAN, EMPLOYMENT AGREEMENTS AND OTHER
                             EMPLOYEE BENEFIT PLANS

A. List of Benefit Plans, Programs and Agreements To Be in Effect on the Effective Date

     Existing Benefit Plans, Programs and Agreements1

     401(k) Retirement Plans
     Retiree Benefits
     Health and Welfare Benefits
     Executive Medical Expense Reimbursement Plan
     Deferred Compensation
     Supplemental Executive Retirement Plan
     Key Employee Retention Plan
     Employment Agreements with: Anthony T. Williams, Michael R. Harmon, Scott E. Shimizu, A. Allen Oakley, Richard Grissinger and certain other key employees

     New Benefit Plans, Programs and Agreements

     Equity Incentive Plan
     Employment/Severance Arrangements with Anthony T. Williams, Michael R. Harmon, Scott E. Shimizu, A. Allen Oakely/2/
     Director Compensation/3/

---------------------

     /1/ A description of each of the benefit plans, programs and agreements listed herein is set forth in the Disclosure Statement and incorporated herein by reference.

     /2/ The terms of the employment and severance arrangements to be entered into with each of Messrs. Williams, Harmon, Shimizu and Oakley are not yet determined. If new arrangements are not entered prior to the Effective Date, the current employment agreements with each of Messrs. Williams, Harmon, Shimizu and Oakley will remain in effect until otherwise terminated, modified or amended and any modifications or amendments thereto, or new arrangements, will be made in accordance with the compensation policies and procedures of New Pillowtex or Reorganized Pillowtex, as appropriate.

     /3/ Compensation arrangements with members of the Board of Directors have not been determined and any determinations to be made with respect to compensation of the Board of Directors will be made in accordance with the compensation policies and procedures of New Pillowtex or Reorganized Pillowtex, as appropriate.

     * All capitalized terms in this Exhibit not otherwise defined herein have the same meanings given them in the Plan.

B.   Initial Grants Under Equity Incentive Plan

     The initial grants of restricted stock and options under the Equity Incentive Plan are presently expected to include grants as follows:

                                                          No. of Shares of
                               No. of Shares              New Common Stock
   Recipient                of Restricted Stock       Underlying Option Grant
   ---------                -------------------       -----------------------
Anthony T. Williams                80,000                     123,200
Scott E. Shimizu                   60,000                      90,000
Michael R. Harmon                  60,000                      90,000
A. Allen Oakley                    60,000                      90,000

The initial grants are also expected to include grants of 149,360 shares of restricted stock in the aggregate to certain key employees and options to key employees exercisable to purchase 224,040 shares of New Common Stock in the aggregate. These grants will be made in accordance with the compensation policies and procedures of New Pillowtex or Reorganized Pillowtex, as appropriate.

                                       B-2